UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2014

CLOUD SECURITY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-54440	27-4479356
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4590 MacArthur Blvd., Suite 500

Newport Beach, CA 92660

(Address of principal executive office)

1-866-250-2999

(Registrant's telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into Material Definitive Agreement

On December 8, 2014, Cloud Security Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with Goldenrise Development, Inc., a California corporation (“Goldenrise”). In connection with the Agreement, the Company also agreed to effectuate a 1:100 reverse stock split of the Company’s issued and outstanding common stock (“Reverse Split”). At the Agreement’s closing, the Company must sell and Goldenrise will acquire 12,000,000 shares (the “Shares”) of the Company’s common stock which will be equal to approximately 92% of the Company’s outstanding shares following the Reverse Split. In consideration of the Shares, Goldenrise will pay the Company a total of up to $180,000 as follows: (i) $50,000 within 3 business days of the execution of the Agreement; (ii) $50,000 within 3 business days of the filing of the preliminary information statement on the Reverse Split; and (iii) up to $80,000 at the closing.

In order to close the transaction contemplated by the Agreement, the Company must, among other things, file an Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934 (“Information Statement”) with the SEC to effect the Reverse Split. .

The transaction contemplated by the Agreement would effectuate a change in control of the Company should it ultimately close. Goldenrise would own approximately 92% of the Company's issued and outstanding common stock. The Company’s current officer and directors will also be required to resign at closing. Goldenrise will designate new management at that time.

In connection with the Agreement, the Company also entered into a Consulting Agreement with its Chief Executive Officer, Safa Movassaghi, whereby, at closing of the Agreement, Mr. Movassaghi will remain with the Company as a consultant for a period of six (6) months to continue the development of the Company’s mobile software cloud security business.

The main business of the Company will continue to be the development of its proprietary cloud security technology, MyComputerKey, and related cloud computing security software product lines. The Company intends to use Goldenrise’s international contacts to assist with the development of its existing business while also seeking out acquisition targets to increase shareholder value. Specific acquisition targets are not yet known at this time.

The foregoing descriptions of the Agreement and Consulting Agreement are qualified by reference to the complete terms of the agreements, the forms of which are included herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Stock Purchase Agreement dated December 8, 2014, by and between Cloud Security Corporation and Goldenrise Development, Inc.

10.2	Consulting Agreement dated December 8, 2014, by and between Cloud Security Corporation and Safa Movassaghi.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUD SECURITY CORPORATION

Dated: December 12, 2014	By:	/s/ Safa Movassaghi
Safa Movassaghi
Duly Authorized Officer, Chief Executive Officer

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